Exhibit 10.63

FREESCALE SEMICONDUCTOR HOLDINGS

2011 OMNIBUS INCENTIVE PLAN

FORM RESTRICTED SHARE UNIT AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”), is made effective as of the date indicated in the grant summary in the Freescale equity recordkeeping system (the “Date of Grant”), by and among Freescale Semiconductor Holdings I, Ltd., a Bermuda exempted limited liability company (the “Company”), the recipient’s employing subsidiary and the recipient of the grant (the “Participant”):

R E C I T A L S:

WHEREAS, the Company has adopted the Freescale Semiconductor Holdings 2011 Omnibus Incentive Plan (the “Plan”), which Plan is incorporated herein by reference and made a part of this Agreement. Capitalized terms used but not otherwise defined herein shall have meanings ascribed to such terms in the Plan; and

WHEREAS, the Administrator has determined that it would be in the best interests of the Company and its shareholders to grant the Restricted Share Units provided for herein to the Participant pursuant to the Plan and the terms set forth herein.

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:

1. Grant of Restricted Share Units. The Company hereby grants to the Participant, on the terms and conditions hereinafter set forth, units evidencing a right to receive Common Shares as indicated in the grant summary in the Freescale equity recordkeeping system (each a “Share” and collectively, the “Shares”) pursuant to the terms and conditions of this Agreement (the “Restricted Share Units” or “Restricted Share Unit Award”).

2. Restrictions and Vesting Period.

(a) Restrictions and Transferability. The Restricted Share Unit Award may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance. No such permitted transfer of the Restricted Share Unit Award to heirs or legatees of the Participant shall be effective to bind the Company unless the Administrator shall have been furnished with written notice thereof and a copy of such evidence as the Administrator may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions hereof.

(b) Vesting Period. Subject to the Participant’s continued employment with the Company, or except as otherwise provided below, the Restricted Share Unit Award shall vest with respect to twenty-five percent (25%) of the Shares initially covered by the Restricted Share

Unit Award on each of the first, second, third and fourth anniversaries of the Date of Grant. At any time, the portion of the Restricted Share Unit Award which has become vested as described above (or pursuant to Section 3 below) is hereinafter referred to as the “Vested Portion.”

(c) Settlement of Restricted Share Units. Shares shall be delivered (provided, that such delivery is otherwise in accordance with federal and state securities laws) with respect to the Vested Portion of the Restricted Share Unit Award as soon as practicable following the applicable vesting date, but in no event later than March 15 of the calendar year following the year of vesting.

(d) No Shareholder Rights. The Participant shall have no rights of a shareholder of the Company with respect to the Restricted Share Units, including, but not limited to, the rights to vote and receive ordinary dividends, until the settlement date of the Restricted Share Units. In the event that the Administrator approves an adjustment to the Restricted Share Unit Award pursuant to Section 5 of the Plan, then in such event, any and all new, substituted or additional securities to which Participant is entitled by reason of the Restricted Share Unit Award shall be immediately subject to the restrictions and the Vesting Period set forth in Sections 2(a) and (b) above with the same force and effect as the Restricted Share Unit Award subject to such restrictions immediately before such event.

3. Termination of Employment.

(a) General. If the Participant’s employment is terminated for any reason, the Restricted Share Unit Award shall, to the extent not then vested (after giving effect to the provisions of this Section 3), terminate and be forfeited upon such termination of employment.

(b) For Cause. The Restricted Share Unit Award (including any Vested Portion thereof) shall terminate and be forfeited upon the Company’s notification to the Participant of the Participant’s termination of employment by the Company for Cause.

(c) Death or Disability. Upon the Participant’s termination of employment due to death or due to Disability, the Restricted Share Unit Award shall become vested for an additional number of Shares equal to the number of Shares subject to the Restricted Share Unit Award (if any) that would have vested on the next anniversary of the Date of Grant if the Participant had remained employed until such date. Any portion of the Restricted Share Unit Award that is not vested after giving effect to the above provisions of this Section 3(c) shall terminate immediately and be forfeited effective as of the termination of the Participant’s employment.

(d) Forfeiture. Notwithstanding anything herein to the contrary, if the Participant breaches any Restrictive Covenants applicable to the Participant (including, without limitation, the Restrictive Covenants set forth in Exhibit A hereto) at any time during the one year period following the Participant’s termination of employment for any reason then (x) any Vested Portion then held by the Participant shall be automatically forfeited, (y) any Shares acquired pursuant to the Restricted Share Unit Award shall be automatically forfeited and (z) any proceeds from the sale of Shares described in preceding clause (y), shall be immediately repaid to the Company.

4. Certain Covenants. The Participant hereby agrees to perform all of the obligations set forth in Exhibit A hereto (which is incorporated by reference hereby) and acknowledges that the Participant’s obligations set forth in Exhibit A constitute a material inducement for the Company’s grant of the Restricted Share Unit Award to the Participant.

5. No Right to Continued Employment. The granting of the Restricted Share Unit Award evidenced hereby and this Agreement shall impose no obligation on the Company or any Affiliate to continue the employment of the Participant and shall not lessen or affect the Company’s or its Affiliate’s right to terminate the employment of such Participant. The granting of the Restricted Share Unit Award does not form part of and should in no way be construed as a term or condition of employment. At all times, the Restricted Share Unit Award granted hereunder is discretionary and does not imply that additional Restricted Share Unit Awards will be awarded in the future.

6. Restricted Share Unit Award Not Wages. The value of any Restricted Share Unit Award granted to Participant does not constitute and will not be included as wages for the purposes of calculating any benefit or bonus provided by the Company or the Participant’s employing subsidiary.

7. Withholding. The Participant will be required to pay to the Company or any Affiliate and the Company shall have the right and is hereby authorized to withhold from any payment due or transfer made under the Restricted Share Unit Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, Shares, other securities or other property) of any applicable withholding taxes in respect of the Restricted Share Unit Award or any payment or transfer under or with respect to the Restricted Share Unit Award or the Plan and to take such other action as may be necessary in the opinion of the Administrator to satisfy all obligations for the payment of such withholding taxes.

8. Securities Laws. The issuance of any Shares hereunder shall be subject to the Participant making or entering into such written representations, warranties and agreements as the Administrator may reasonably request in order to comply with applicable securities laws. Further, residents of Brazil, the European Economic Area, Hong Kong, Romania and the United Kingdom are directed to review the legends included on Exhibit B to this Agreement.

9. No Public Offering. The Restricted Share Units awarded under the Plan and this Agreement will not be publicly issued, placed, distributed or offered. The issuance of any Restricted Share Units hereunder does not constitute a public offering of securities.

10. Consent to Transfer of Data. By accepting the Restricted Share Unit Award, Participant consents to the transfer of personal data (including but not limited to the employee’s name, address, birth date and hire date) and to the processing of this personal data by the Company and the provider of the Freescale equity recordkeeping system.

11. Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Secretary at the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.

12. Governing Law. This Agreement and all claims arising out of or based upon this Agreement or relating to the subject matter hereof shall be governed by and construed in accordance with the domestic substantive laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other jurisdiction.

13. Consent to Jurisdiction. All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York state or federal court sitting in the Borough of Manhattan in The City of New York. The parties hereto hereby (a) submit to the exclusive jurisdiction of any state or federal court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune of from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any of the above-named courts.

14. Acceptance. This Agreement must be accepted by electronic signature of the Participant in the Freescale equity recordkeeping system. By accepting this Agreement the Participant consents to the electronic delivery through the Freescale equity recordkeeping system of all documents related to this Restricted Share Unit Award.

Exhibit A – Restrictive Covenants

(a) Confidential Information. The Participant shall hold in a fiduciary capacity for the benefit of the Company and its Affiliates (collectively, the “Affiliated Group”), all secret or confidential information, knowledge or data relating to the Affiliated Group and its businesses (including, without limitation, any proprietary and not publicly available information concerning any processes, methods, trade secrets, research or secret data, costs, names of users or purchasers of their respective products or services, business methods, operating procedures or programs or methods of promotion and sale) that the Participant obtains during the Participant’s employment that is not public knowledge (other than as a result of the Participant’s violation of this Section (a)) (“Confidential Information”). The Participant shall not communicate, divulge or disseminate Confidential Information at any time during or after the Participant’s employment, except with the prior written consent of the Company, or as otherwise required by law or legal process or as such disclosure or use may be required in the course of the Participant performing his duties and responsibilities with the Affiliated Group. Notwithstanding the foregoing provisions, if the Participant is required to disclose any such confidential or proprietary information pursuant to applicable law or a subpoena or court order, the Participant shall promptly notify the Company in writing of any such requirement so that the Company or the appropriate member of the Affiliated Group may seek an appropriate protective order or other appropriate remedy or waive compliance with the provisions hereof. The Participant shall reasonably cooperate with the Company or the appropriate member of the Affiliated Group to obtain such a protective order or other remedy. If such order or other remedy is not obtained prior to the time the Participant is required to make the disclosure, or the Company waives compliance with the provisions hereof, the Participant shall disclose only that portion of the confidential or proprietary information which he is advised by counsel in writing (either his or the Company’s) that he is legally required to so disclose. Upon his termination of employment for any reason, the Participant shall promptly return to the Company all records, files, memoranda, correspondence, notebooks, notes, reports, customer lists, drawings, plans, documents, and other documents and the like relating to the business of the Affiliated Group or containing any trade secrets relating to the Affiliated Group or that the Participant uses, prepares or comes into contact with during the course of the Participant’s employment with the Affiliated Group, and all keys, credit cards and passes, and such materials shall remain the sole property of the Affiliated Group. The Participant agrees to execute any standard-form confidentiality agreements with the Company that the Company in the future generally enters into with similarly situated employees.

(b) Work Product and Inventions. The Affiliated Group and/or its nominees or assigns shall own all right, title and interest in and to any and all inventions, ideas, trade secrets, technology, devices, discoveries, improvements, processes, developments, designs, know how, show-how, data, computer programs, algorithms, formulae, works of authorship, works modifications, trademarks, trade names, documentation, techniques, designs, methods, trade secrets, technical specifications, technical data, concepts, expressions, patents, patent rights, copyrights, moral rights, and all other intellectual property rights or other developments whatsoever (collectively, “Developments”), whether or not patentable, reduced to practice or registerable under patent, copyright, trademark or other intellectual property law anywhere in the world, made, authored, discovered, reduced to practice, conceived, created, developed or otherwise obtained by the Participant (alone or jointly with others) during the Participant’s employment with the Affiliated Group, and arising from or relating to such employment or the business of the Affiliated Group (whether during business hours or otherwise, and whether on the premises of using the facilities or materials of the Affiliated Group or otherwise). The Participant shall promptly and fully disclose to the Affiliated Group and to no one else all Developments, and hereby assigns to the Affiliated Group without further compensation all right, title and interest the Participant has or may have in any Developments, and all patents, copyrights, or other intellectual property rights relating thereto, and agrees that the Participant has not acquired and shall not acquire any rights during the course of his employment with the Affiliated Group or thereafter with respect to any Developments.

(c) Company Goodwill. The Participant recognizes and acknowledges that the Affiliated Group has and continues to develop goodwill of substantial value through efforts of employees, including the Participant. This goodwill includes, but is not limited to, the identity and skill sets of its employees, its relationships with employees and customers, intangible value attributable to its products created by Participant and others, and the Affiliated Group’s brand and reputation within the industry. Participant shall take no action to damage the goodwill of the Affiliated Group or use it for personal benefit or the benefit of competitors of the Affiliated Group.

(d) Non-Recruitment of Affiliated Group Employees. The Participant acknowledges that employees are a significant part of the goodwill of the Affiliated Group, such as, without limitation, their relationships and contacts with customers and suppliers as well as the training and knowledge they receive from the Affiliated Group in the course of their employment. The Participant shall not, at any time during the Non-solicitation Restricted Period (as defined below), other than in the ordinary exercise of his duties, without the prior written consent of the Affiliated Group, directly or indirectly, solicit, recruit, or employ (whether as an employee, officer, agent, consultant or independent contractor) any person who is or was at any time during the previous 12 months, an employee, representative, officer or director of any member of the Affiliated Group. Further, during the Non-solicitation Restricted Period, the Participant shall not take any action that could reasonably be expected to have the effect of directly encouraging or inducing any person to cease their relationship with any member of the Affiliated Group for any reason. A general employment advertisement by an entity of which the Participant is a part will not constitute solicitation or recruitment. The “Non-solicitation Restricted Period” shall mean the period from the Date of Grant through the first anniversary of the Participant’s termination of employment.

(e) Non-Competition – Solicitation of Business. Participant recognizes and agrees that the Affiliated Group has provided Confidential Information to Participant and has an interest in protecting this information from disclosure. Participant further understands that the goodwill of the Affiliated Group is an interest worthy of protection. For the protection of these and other interests, during the Non-competition Restricted Period (as defined below), the Participant shall not, either directly or indirectly, compete with the business of the Affiliated Group by (i) becoming an officer, agent, employee, partner or director of any other corporation, partnership or other entity, or otherwise render services to or assist or hold an interest (except as a less than 3-percent shareholder of a publicly traded corporation or as a less than 5-percent shareholder of a corporation that is not publicly traded) in any Competitive Business (as defined below), or (ii) soliciting, servicing, or accepting the business of (A) any active customer of any member of the Affiliated Group, or (B) any person or entity who is or was at any time during the previous twelve months a customer of any member of the Affiliated Group, provided that such business is competitive with any significant business of any member of the Affiliated Group. “Competitive Business” shall mean any person or entity (including any joint venture, partnership, firm, corporation, or limited liability company) that conducts a business that is competitive with any significant business of the Affiliated Group as of the date of termination (or any significant business that is being actively pursued as of the date of termination by the Affiliated Group). The Affiliated Group designs, manufactures, sells and licenses its products and technology worldwide. In addition, Competitive Businesses, as defined above, are not tied or limited to any specific geographic location. Accordingly, the scope of this Non-Competition provision is worldwide. The “Non-competition Restricted Period” shall mean the period from the Date of Grant through the first anniversary of the date of termination of the Participant’s employment.

(f) Assistance. The Participant agrees that during and after his employment by the Affiliated Group, upon request by the Company, the Participant will assist the Affiliated Group in the defense of any claims, or potential claims that may be made or threatened to be made against any member of the Affiliated Group in any action, suit or proceeding, whether civil, criminal, administrative, investigative or otherwise (a “Proceeding”), and will assist the Affiliated Group in the prosecution of any claims that may be made by any member of the Affiliated Group in any Proceeding, to the extent that such claims may relate to the Participant’s employment or the period of the Participant’s employment by the Affiliated Group. The Participant agrees, unless precluded by law, to promptly inform the Company if the Participant is asked to participate (or otherwise become involved) in any Proceeding involving such claims or potential claims. The Participant also agrees, unless precluded by law, to promptly inform the Company if the Participant is asked to assist in any investigation (whether governmental or otherwise) of any member of the Affiliated Group (or their actions), regardless of whether a lawsuit has then been filed against any member of the Affiliated Group with respect to such investigation. The Company agrees to reimburse the Participant for all of the Participant’s reasonable out-of-pocket expenses associated with such assistance, including travel expenses and any attorneys’ fees and shall pay a reasonable per diem fee for the Participant’s service. In addition, the Participant agrees to provide such services as are reasonably requested by the Company to assist any successor to the Participant in the transition of duties and responsibilities to such successor. Any services or assistance contemplated in this Section (f) shall be at mutually agreed to and convenient times.

(g) Remedies. The Participant acknowledges and agrees that the terms of this Exhibit A: (i) are reasonable in geographic and temporal scope, (ii) are necessary to protect legitimate proprietary and business interests of the Affiliated Group in, inter alia, near permanent customer relationships and confidential information. The Participant further acknowledges and agrees that the Participant’s breach of the provisions of this Exhibit A will cause the Affiliated Group irreparable harm, which cannot be adequately compensated by money damages. The Participant consents and agrees that the forfeiture provisions contained in the Agreement are reasonable remedies in the event the Participant commits any such breach. If any of the provisions of this Exhibit A are determined to be wholly or partially unenforceable, the Participant hereby agrees that Exhibit A or any provision hereof may be reformed so that it is enforceable to the maximum extent permitted by law. If any of the provisions of this Exhibit A are determined to be wholly or partially unenforceable in any jurisdiction, such determination shall not be a bar to or in any way diminish the Affiliated Group’s right to enforce any such covenant in any other jurisdiction.

EXHIBIT B

Country Specific Securities Law and Other Legends

Residents of Brazil, please see the following legend:

The securities granted under the Plan and this Agreement have not been and will not be publicly issued, placed, distributed, offered or negotiated in the Brazilian capital markets and, as a result, will not be registered with the Brazilian Securities Commission (Comissão de Valores Mobiliários, the CVM). Therefore, the securities granted under the Plan and Agreement will not be offered or sold in Brazil, except in circumstances which do not constitute a public offering, placement, distribution or negotiation under the Brazilian capital markets regulation.

Residents of European Economic Area, please see the following legend:

Nothing in this Agreement constitutes an offer of securities for sale in any jurisdiction where it is unlawful to do so. The Shares which are the subject of this Agreement are offered to the Participant only. They may not be offered or sold within a member state of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”) except pursuant to an exemption from, or in a transaction not subject to the prospectus requirements of the Prospectus Directive and the securities laws applicable in the Relevant Member State.

In relation to each Relevant Member State, neither the Company nor the Participant’s employing subsidiary has made, intends or will make an offer of the Shares which are the subject of this Agreement to the public in that Relevant Member State other than a potential offer contemplated in a prospectus that has been approved by the competent authority of the Relevant Member State, published and/or notified to the relevant competent authorities in accordance with the Prospectus Directive, except that the Company may make an offer of such Shares to the public in that Relevant Member State:

•	to any legal entity which is a qualified investor as defined in the Prospectus Directive;

•

to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the relevant recipient or recipients nominated by the Company for any such offer; or

•

in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of Shares shall require the Company or any Participant to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive.

For the purposes of this provision, the expression of an offer of Shares to the public in relation to any Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Shares to be offered so as to enable an investor to decide to purchase or subscribe the Shares, as the same may be varied in that member state by any measure implementing the Prospectus Directive in that member state and the expression Prospectus Directive means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State and the expression 2010 PD Amending Directive means Directive 2010/73/EU.

Residents of Hong Kong, please see the following legend:

WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this document, you should obtain independent professional advice.

Residents of Romania, please see the following legend:

For the purpose of implementing the Plan, the personal data collected from you may be subject to processing by Freescale Semiconductor Romania SRL, such entity standing as data controller. In the context of Plan implementation, your personal data may be transferred to Freescale Semiconductor Holdings I, Ltd., in Bermuda and Freescale Semiconductor, Inc., in the United States. Providing the personal data required for the implementation of the Plan is mandatory, the refusal to do so impeding you to participate in the benefits thereof.

In connection with your personal data which is subject to processing, you have the right to access and to intervene upon such data, as well as to object to any further processing, in the conditions prescribed by law. You also have the right not to be subjected to automated individual decisions, as well as to access the courts of law. You may contact your Human

Resources representative for more information on the processing of your personal data in the context of the Plan implementation (including information on exercising your rights related to data processing).

Residents of the United Kingdom, please see the following legend:

This Award Agreement is being issued in the United Kingdom pursuant to regulation 60 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 and is being issued solely to employees of Freescale Semiconductor Holdings I, Ltd., and companies within its group (as defined by the Financial Services and Markets Act 2000) and may not be issued to or relied upon by any other person (other than personal representatives of such employees on death).

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